Exhibit 4.17


                          (Form of 2002 Series B Bond)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       CHUGACH ELECTRIC ASSOCIATION, INC.
                       NEW BONDS, 2002 SERIES B, DUE 2012

No. 2002B-1                                                        $60,000,000
CUSIP No. ______________

         Chugach Electric Association, Inc., an Alaska electric cooperative (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse side hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Sixty Million Dollars ($60,000,000) on [_____________], 2012, and to pay
interest thereon as provided herein and in the Indenture (as defined below), commencing on the date hereof, on each Interest Payment Date (as hereafter defined), until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse side hereof, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date (as defined below and in the Indenture) for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Bonds of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which Bonds of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of and interest on this Bond will be made at the office or agency of the Company maintained for that purpose in St. Paul, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that (subject to the terms on the reverse hereof) at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register.

         Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed.

                                   CHUGACH ELECTRIC ASSOCIATION, INC.

                                   By       _______________________________
                                            Authorized Officer
ATTEST:

------------------------------------
Secretary or Assistant Secretary

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                    [Trustee's Certificate of Authentication]

This is one of the Bonds referred to in and secured by the Indenture of Trust dated as of September 15, 1991, by and between Chugach Electric Association, Inc. and Security Pacific Bank Washington, N.A., as the same may be amended and effective from time to time prior to the Release Date (the "Pre-Release Indenture"), under which the undersigned now acts as Trustee. From and after the Release Date (as defined in the Tenth Supplemental Indenture of Trust to the Pre-Release Indenture), this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture dated April 1, 2001, between Chugach Electric Association, Inc. and U.S. Bank Trust National Association, the form of which is attached as Exhibit A to such Tenth Supplemental Indenture (the "Amended and Restated Indenture"), which Amended and Restated Indenture amends and supersedes the Pre-Release Indenture in its entirety from and after the Release Date.

Dated:  _______________, 2002           U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:      ______________________________
                                                     Authorized Signatory



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         This is one of one of a duly authorized series of bonds designated "New
Bonds, 2002 Series B," herein call the "2002 Series B Bonds," referred to in and secured by the Indenture of Trust dated as of September 15, 1991, by and between Chugach Electric Association, Inc. and Security Pacific Bank Washington, N.A., as trustee, as the same may be amended and effective from time to time prior to the Release Date (as defined therein) (the "Pre-Release Indenture"), under which U.S. Bank Trust National Association now acts as trustee (the "Trustee," which term includes any successor trustee under the Indenture). From and after the Release Date (as defined in the Tenth Supplemental Indenture of Trust to the Pre-Release Indenture), this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture dated April 1, 2001, between Chugach Electric Association, Inc. and U.S. Bank Trust National Association, the form of which is attached as Exhibit A to such Tenth Supplemental Indenture (the "Amended and Restated Indenture"), which Amended and Restated Indenture amends and supersedes the Pre-Release Indenture in its entirety from and after the Release Date. The Pre-Release Indenture, including all indentures supplemental thereto and effective prior to the Release Date, contains a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered, in each case prior to the Release Date. The Amended and Restated Indenture, including all indentures supplemental thereto, contains a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Obligations and of the terms upon which the Obligations are, and are to be, authenticated and delivered from and after the Release Date. From and after the Release Date, the term "Bond" as used in this instrument shall be construed to mean "Obligation" as that term is used in the Amended and Restated Indenture and all indentures supplemental thereto. The term "Indenture" as used herein means the Pre-Release Indenture prior to the Release Date and the Amended and Restated Indenture from and after the Release Date, in each case as the same may be amended from time to time.

         If an Event of Default with respect to the Bonds shall occur and be continuing, the principal of the Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

         Notwithstanding the foregoing, except as otherwise provided in a Supplemental Indenture authorizing Bonds for which Credit Enhancement is being provided, if not in default in respect of any of its obligations with respect to Credit Enhancement for the Bonds of a series, or a maturity within a series, the Credit Enhancer for, and not the actual Holders of, such Bonds, shall be deemed to be the Holder of such Bonds at all times for the purpose of (i) giving any approval or consent to the effectiveness of any Supplemental Indenture or any amendment, change or modification of the Indenture which requires the written approval or consent of Holders; provided, however, that the provisions of this Clause (i) shall not apply to any change which could not be made pursuant to
Section 13.02 of the Pre-Release Indenture (prior to the Release Date) or
Section 10.2 of the Amended and Restated Indenture (on and after the Release
Date) without the consent of each Holder affected thereby, or shall change or modify any of the rights or obligations of the Trustee or any Paying Agent without its written assent thereto, and (ii) giving any approval or consent, effecting any waiver or authorization, exercising any remedies or taking any other action in accordance with the provisions of Article Nine of the Pre-Release Indenture (prior to the Release Date) or Article 6 of the Amended and Restated Indenture (on and after the Release Date).

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Bonds under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of Bonds of all series at the time Outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of a majority in principal amount of Bonds at the time Outstanding, on behalf of the Holders of all Bonds to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

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         No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Bond at the times, places and rates, and in the coin or currency, herein prescribed.

         Pursuant to Section 34.20.160 of the Alaska Statutes, notice is hereby given that the Company is personally obligated and fully liable for the amount due under this Bond and the Holder of this Bond has the right to sue on this Bond and obtain a personal judgment against the Company for satisfaction of the amount due hereunder either before or after a judicial foreclosure of the lien of the Indenture under Sections 09.45.170 through 09.45.220 of the Alaska Statutes.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Bond Register, upon surrender of this Bond for registration of transfer at the office or agency of the Company in St. Paul, Minnesota, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of this series, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Bonds of this series are issuable only in registered form without coupons in denominations provided in the Eleventh Supplemental Indenture to the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series of a different Authorized Denomination, but of the same Maturity, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Bonds of this series initially shall be held in a Book-Entry System. While the Bonds of this series are held in the Book-Entry System, payment of the principal of, premium, if any, and interest on such Bonds shall be made by wire transfer of Federal funds or equivalent same-day funds, or in such other manner as permitted by the DTC Letter of Representation executed by the Company in connection with such series (as the same may be amended from time to time), to the account of Cede & Co. In the event the Bonds of this series are no longer held in the Book-Entry System, interest on such Bonds shall be payable on each Interest Payment Date (i) by check payable to the order of the person entitled thereto and mailed by first class mail, postage prepaid, to the address of such person as it shall appear on the books of the Company kept at the office of the Bond Registrar, (ii) in the case of all 2002 Series B Bank Bonds, by wire transfer of immediately available funds at such wire address as the Agent Bank shall specify or (iii) in the case of Bonds subject to the Auction Mode, the Flexible Mode, the Daily Mode or the Weekly Mode, by wire transfer in immediately available funds to any owner of Bonds in the denomination of $1,000,000 or any Authorized Denomination in excess of such amount at such wire transfer address as such owner shall specify if such owner shall provide written notice to the Trustee not less than 15 days prior to such Interest Payment Date in which request for wire transfer payment is made and the wire transfer address is specified.

         All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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Definitions


         To the extent not defined herein, the terms used in this Bond shall have the meanings as set forth in the Eleventh Supplemental Indenture dated [____________], 2002 (including all appendices, exhibits and other attachments thereto, the "Eleventh Supplemental Indenture"), which is amendatory and supplemental to the Indenture:


         "Auction Mode" shall mean the Interest Mode during which the 2002 Series B Bonds bear interest at Auction Mode Rates.


         "Auction Mode Rate" means the rate of interest to be borne by the 2002 Series B Bonds during each Auction Period determined as provided in the Eleventh Supplemental Indenture; provided, however, in no event may the Auction Mode Rate exceed the Maximum Rate.


         "Auction Period" means (i) a Flexible Auction Period, (ii) with respect to 2002 Series B Bonds in a daily Auction Period, a period beginning on each Business Day and extending to but not including the next succeeding Business Day, (iii) with respect to 2002 Series B Bonds in a seven-day Auction Period, a period of generally seven days beginning on a Wednesday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Tuesday) and ending on the Tuesday thereafter (unless such Tuesday is not followed by a Business Day in which case on the next succeeding day which is followed by a Business Day), (iv) with respect to 2002 Series B Bonds in the 28-day Auction Period, a period of generally 28 days beginning on a Wednesday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Tuesday) and ending on the fourth Tuesday thereafter (unless such Tuesday is not followed by a Business Day in which case on the next succeeding day which is followed by a Business Day), (v) with respect to 2002 Series B Bonds in the 35-day Auction Period, a period of generally 35 days beginning on a Wednesday (or the day following the last day of the prior Auction Period if the Auction Period does not end on a Tuesday) and ending on the fifth Tuesday thereafter (unless such Tuesday is not followed by a Business Day in which case on the next succeeding day which is followed by a Business Day), (vi) with respect to 2002 Series B Bonds in a three-month Auction Period, a period of generally three months (or shorter period upon a conversion from another Auction Period) beginning on the day following the last day of the prior Auction Period and ending on the first day of the month that is the third calendar month following the beginning date of such Auction Period, and (vii) with respect to 2002 Series B Bonds in a semiannual Auction Period, a period of generally six months (or shorter period upon a conversion from another Auction Period) beginning on the day following the last day of the prior Auction Period and ending on the next succeeding June 30 or December 31; provided, however, that if there is a conversion from a daily Auction Period to a seven-day Auction Period, the next Auction Period will begin on the date of the conversion (i.e., the Interest Payment Date for the prior Auction Period) and will end on the next succeeding Tuesday (unless such Tuesday is not followed by a Business Day in which case on the next succeeding day which is followed by a Business Day), if there is a conversion from a daily Auction Period to a 28-day Auction Period, the next Auction Period will begin on the date of the conversion (i.e., the Interest Payment Date for the prior Auction Period) and will end on the Tuesday (unless such Tuesday is not followed by a Business Day in which case on the next succeeding day which is followed by a Business Day) which is more than 21 days, but not more than 28 days from such date of conversion, and, if there is a conversion from a daily Auction Period to a 35-day Auction Period, the next Auction Period will begin on the date of the conversion (i.e., the Interest Payment Date for the prior Auction Period) and will end on the Tuesday (unless such Tuesday is not followed by a Business Day in which case on the next succeeding day which is followed by a Business Day) which is more than 28 days, but not more than 35 days from such date of conversion.


         "Business Day" means any day, other than a Saturday or Sunday, on which
(a) the principal office of the Company is open for business during its normal business hours, (b) the principal corporate trust office of the Trustee is open for business during its normal business hours, and (c) if the 2002 Series B Bonds are in the Auction Mode, the principal corporate trust office of the Auction Agent and the principal office of each Broker-Dealer are open for business during their respective normal business hours.

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         "Daily Mode" means the Interest Mode during which the 2002 Series B
Bonds bear interest at Daily Rates.

         "Daily Rate" shall mean the interest rate applicable to the 2002 Series B Bonds during the Daily Mode, determined pursuant to the Eleventh Supplemental Indenture.

         "Defaulted Interest" means interest on any 2002 Series B Bond which is payable but is not punctually paid or duly provided for, on any Interest Payment Date.

         "Fixed Rate" means the interest rate applicable to the 2002 Series B Bonds during the Fixed Mode, determined in accordance with the Eleventh Supplemental Indenture.

         "Fixed Mode" means the Interest Mode during which the 2002 Series B Bonds bear interest at the Fixed Rate.

         "Flexible Auction Period" means any period of not less than seven nor more than 364 days which begins on an Interest Payment Date and ends on a Tuesday unless such Tuesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day.

         "Flexible Mode" means the Interest Mode during which the 2002 Series B Bonds bear interest at Flexible Rates.

         "Flexible Rate" means the interest rate applicable to the 2002 Series B Bonds during the Flexible Mode, determined pursuant to the Eleventh Supplemental Indenture.

         "Initial Period" means the period from the Delivery Date to but not including [____________], 2002.

         "Interest Mode" means a period of time relating to the frequency with which the interest rate on the 2002 Series B Bonds is determined pursuant to the Eleventh Supplemental Indenture. An Interest Mode may be the Auction Mode, the Daily Mode, the Weekly Mode, the Flexible Mode, the Term Mode or the Fixed Mode.

         "Interest Payment Date" means, with respect to 2002 Series B Bonds in the Auction Rate Mode, [________________], 2002, and thereafter (a) when used with respect to any Auction Period other than a daily Auction Period or a Flexible Auction Period, the Business Day immediately following such Auction Period, (b) when used with respect to a daily Auction Period, the first Business Day of the month immediately succeeding such Auction Period, (c) when used with respect to a Flexible Auction Period of (i) seven or more but fewer than 92 days, the Business Day immediately following such Flexible Auction Period, or
(ii) 92 or more days, each thirteenth Wednesday after the first day of such Flexible Auction Period or the next Business Day if such Wednesday is not a Business Day and on the Business Day immediately following such Flexible Auction Period, (d) any Mode Adjustment Date and (e) the maturity or redemption date thereof.

         "Interest Period" shall mean the period from and including a Rate Adjustment Date to but excluding the next succeeding Rate Adjustment Date (if any); provided, however, that (a) the first Interest Period for the 2002 Series B Bonds shall be the period from and including the Delivery Date to but excluding the first Rate Adjustment Date and (b) the final Interest Period for any 2002 Series B Bond shall be the period from and including the last Rate Adjustment Date preceding the maturity or redemption date of such 2002 Series B Bond to but excluding such maturity or redemption date.

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         "Maximum Rate" means eighteen percent (18%) per annum, or such higher rate as shall be approved by the Company if (1) a Favorable Opinion of Bond Counsel shall have been delivered to the Notice Parties and (2) such higher rate shall have been consented to in writing by the Bond Insurer.

         "Mode Adjustment Date" means any date on which the Interest Mode or Interest Period to which the 2002 Series B Bonds are subject is to be changed to another Interest Mode or Interest Period, as the case may be, as determined pursuant to the Eleventh Supplemental Indenture.

         "Notice Parties" shall mean the Company, the Trustee, the Auction Agent and each Broker-Dealer.

         "Regular Record Date" means with respect to a particular 2002 Series B Bond during an Auction Mode Rate, the Business Day immediately preceding an Interest Payment Date.

INTEREST RATES

         Initial Interest Rate; Subsequent Rates; Rate Periods. The 2002 Series B Bonds shall bear interest at a rate of [______]% per annum for the Initial Period. Thereafter, the 2002 Series B Bonds shall bear interest at Auction Mode Rates established for 28-day Auction Periods until a Mode Adjustment Date or until a change of Auction Period as provided in the Eleventh Supplemental Indenture. During the Auction Rate Period, the 2002 Series B Bonds shall bear interest at the Auction Mode Rate. At no time shall the 2002 Series B Bonds bear interest at a rate higher than the Maximum Rate.


         Interest during an Auction Rate Period shall be calculated on the basis of a 360-day year for the actual number of days elapsed except that interest during a six month Auction Period or a Flexible Auction Period of more than 180 days shall be calculated on the basis of a 360-day year composed of twelve 30-day months.


MANDATORY REDEMPTION THROUGH OPERATION OF SINKING FUND


         As a sinking fund for the 2002 Series B Bonds, the Company shall redeem the 2002 Series B Bonds in the aggregate principal amounts and on the dates specified in the following table:

                                   Aggregate Principal Amount of
                                2002 Series B Bonds to Be Redeemed
 Date of Sinking Fund Payment    Through Sinking Fund on Such Date
     ____________, 2003              $________________________
     ____________, 2004              $________________________
     ____________, 2005              $________________________
     ____________, 2006              $________________________
     ____________, 2007              $________________________
     ____________, 2008              $________________________
     ____________, 2009              $________________________
     ____________, 2010              $________________________
     ____________, 2011              $________________________

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         The principal amount of 2002 Series B Bonds acquired (and surrendered for cancellation) or redeemed by the Company otherwise than through operation of the sinking fund shall be credited against sinking fund payments for 2002 Series B Bonds of such maturity, in proportion to the respective amounts of such required sinking fund payments.

OPTIONAL REDEMPTION

         Optional Redemption. During the Auction Mode, 2002 Series B Bonds may be redeemed by the Company, in whole or in part on any Interest Payment Date immediately following the end of an Auction Period, at the principal amount of the 2002 Series B Bonds to be redeemed and without premium, together with the accrued interest; provided, however, in the event of an optional partial redemption of the 2002 Series B Bonds bearing interest at an Auction Mode Rate, the aggregate principal amount not so redeemed is an integral multiple of $100,000.

         Selection of 2002 Series B Bonds to be Redeemed. If less than all of the 2002 Series B Bonds of like maturity are to be redeemed in an optional redemption, the particular 2002 Series B Bonds to be redeemed shall be selected at random by the Trustee in such manner as the Trustee deems fair and appropriate and the portion of such 2002 Series B Bonds not redeemed will be in an Authorized Denomination.

         Notice of Redemption. The Trustee is to give notice of an optional redemption of the 2002 Series B Bonds in the name of the Company by mailing a notice of redemption, by mail, postage prepaid, not less than fifteen (15) days prior to the redemption date, to each Holder of the 2002 Series B Bonds which are to be redeemed, at their last known addresses appearing on the registration books.

         If notice of redemption shall have been given as aforesaid, the 2002 Series B Bonds or portions thereof specified in said notice shall become due and payable on the redemption date therein fixed, and if, on the redemption date, moneys for the redemption of all the 2002 Series B Bonds and portions thereof to be redeemed, together with interest to the redemption date, shall be available for such payment on said date, then, from and after the redemption date, interest on such 2002 Series B Bonds or portions thereof so called for redemption shall cease to accrue and be payable.

         Upon a conversion to a Daily Rate, Weekly Rate, Flexible Rate, Term Rate or Fixed Rate, the 2002 Series B Bonds are subject to mandatory tender and a new bond form will be issued containing the appropriate provisions.